SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 23, 2004

Date of Report (Date of earliest event reported)

WESTCOAST HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	001-13957 (Commission file number)	91-1032187 (I.R.S. Employer Identification No.)

201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)

(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 23, 2004, the Board of Directors of WestCoast Hospitality Corporation (the “Company”) approved a plan for the sale over the next twelve months to third party buyers of the following 11 hotels and other real estate owned by the Company:

Property
Number	Name	Location
1	WestCoast Ridpath Hotel	Spokane, WA
2	Red Lion Hotel Yakima Gateway	Yakima, WA
3	Red Lion Hotel on the Falls	Idaho Falls, ID
4	WestCoast Outlaw Hotel	Kalispell, MT
5	Red Lion Hotel Hillsboro	Hillsboro, OR
6	Red Lion ParkCenter Suites	Boise, ID
7	Red Lion Inn Aberdeen	Aberdeen, WA
8	Red Lion Inn Bend South	Bend, OR
9	Red Lion Inn Kalispell	Kalispell, MT
10	Red Lion Inn Klamath Falls	Klamath Falls, OR
11	Budget Inn	Spokane, WA
12	Crescent Court (retail/office)	Spokane, WA
13	5 White Pine Lodge Condominium Units	Sandpoint, ID
14	Columbia Center (undeveloped property)	Kennewick, WA
15	Undeveloped property	Pasco, WA

The Company has evaluated each of these properties to determine whether impairment or other charges are required to be recognized under generally accepted accounting principles. Based on this evaluation, the Company expects to recognize estimated pre-tax charges and gains in connection with the disposition of these properties in the following range of amounts (gains were estimated based on methods consistent with those used to determine impairment charges):

• $8.4 million to $9.9 million	Asset impairments, including related goodwill
(from properties above numbered 1-5)

• $6.6 million to $9.3 million	Net gains from the disposition of owned real estate
(from properties above numbered 6-15)

The Company expects to recognize all of the asset impairment charges in the fourth quarter of 2004 and the net gains during the course of 2005 as the properties are sold. The Company expects to complete the disposition of all of the properties by the end of 2005. The Company will implement a retention compensation program for certain employees affected at the 11 hotels being sold and charges associated with this program are expected to be taken over the period of benefit.

The following table describes certain hotel statistics for the twelve months ended September 30, 2004 for all hotels owned and leased by the Company, for the 11 hotels being sold and for all owned and leased hotels being retained:

	All Owned and		Hotels to be
Statistic	Leased Hotels	Hotels to be Sold	Retained
Total Revenues (in thousands)	$163,007	$23,659	$139,348
Occupancy	57.1%	48.3%	59.7%
ADR	$68.53	$58.23	$70.97
RevPAR	$39.14	$28.10	$42.38

The Company estimates that the aggregate sales price of the 11 hotels and other real estate described above will range from $68.0 million to $74.8 million. Upon sale of these assets, the Company will pay off $23.3 million in mortgage debt and, after selling expenses, estimates that it will realize $39.4 million to $43.6 million in net cash proceeds.

Item 2.06 Material Impairments

The information set forth in Item 2.05 of this current report is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

In connection with the approval of the plan for the disposition of the properties disclosed in Item 2.05 of this current report, the Company has issued a press release, a copy of which is furnished pursuant to Item 9.01 of this current report and incorporated herein by this reference. The press release discusses the Company’s plan to invest $40 million to accelerate the Company’s ongoing program to improve the quality of Red Lion Hotels by increasing customer comfort, freshening décor and modernizing with new technology. The press release also notes that certain of the company’s senior executives will be participating in the Friedman Billings Ramsey 11th Annual Investor Conference on Tuesday, November 30, 2004. As part of this conference, these senior executives will be conducting a presentation in which they will discuss the company’s investment plan. The presentation will be at 5 PM Eastern Time and can be accessed by the public via webcast at the following website address: http://wsw.com/webcast/fbr7/weh.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated November 29, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTCOAST HOSPITALITY CORPORATION

Dated: November 29, 2004	By:	/s/ Arthur M. Coffey

Arthur M. Coffey
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated November 29, 2004